EXHIBIT 10.2
FIG Acquisition Corp.
Stock Escrow Agreement
          THIS STOCK ESCROW AGREEMENT is made as of [•], 2008 (the “Agreement”), by and among FIG Acquisition Corp., a Delaware corporation (the “Company”), KBW, Inc., a Delaware corporation, (“KBW”), the persons listed on Schedule A hereto (collectively, the “Employee Investors”), the persons listed on Schedule B hereto (collectively, the “Director Investors” and together with KBW and the Employee Investors, the “Existing Holders”) and American Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).
          WHEREAS, the Company has entered into an Underwriting Agreement, dated [•], 2008 (the “Underwriting Agreement”), with Banc of America Securities LLC, as representative of the underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase up to 28,750,000 units (the “Units”) of the Company in an underwritten initial public offering (the “IPO”). Each Unit consists of one share of the Company’s Common Stock, par value $0.0001 per share (collectively, the “Shares”), and one warrant (collectively, the “Warrants”) to purchase one Share, all as more fully described in the Company’s final prospectus, dated                     , 2008 (the “Prospectus”) comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-148275) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective by the Securities and Exchange Commission on                     , 2008 (the “Effective Date”).
          WHEREAS, KBW has purchased 7,187,500 Units (the “Initial Units”) from the Company in a private placement transaction exempt from registration under the Securities Act pursuant to Section 4(2) thereof and subsequently sold [•] Shares included in the Initial Units (the “Initial Shares”) to the Employee Investors;
          WHEREAS, KBW and the Employee Investors have purchased an aggregate of 5,500,000 Warrants (the “Private Placement Warrants”) from the Company prior to the IPO in a private placement transaction exempt from registration under the Securities Act pursuant to Section 4(2) thereof;
          WHEREAS, the Existing Holders have agreed as a condition of the purchase of Initial Units, Initial Shares or Private Placement Warrants, as applicable, to deposit the Initial Units, Initial Shares, Warrants included in the Initial Units (the “Initial Warrants”) and the Private Placement Warrants as set forth opposite their respective names in Exhibit A attached hereto (collectively, “Escrow Securities”), in escrow as hereinafter provided.
          WHEREAS, the Company and the Existing Holders desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.
          IT IS AGREED:
     1. Appointment of Escrow Agent. The Company and the Existing Holders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.
     2. Deposit of Escrow Securities. On or before the Effective Date, each of the Existing Holders shall deliver to the Escrow Agent certificates representing such Existing Holder’s Escrow Securities as set forth in Exhibit A, to be held and disbursed subject to the terms and conditions of this Agreement. Each Existing Holder acknowledges that the certificate representing such Existing Holder’s Escrow Securities is legended to reflect the deposit of such Escrow Securities under this Agreement and such certificates shall remain in the name of the Existing Holder or in the name of such Existing Holder’s Permitted Transferee (as defined below).
     3. Disbursement of the Escrow Securities. The Escrow Agent shall hold the Escrow Securities until the termination of their respective Escrow Period (as defined below). The “Escrow Period” shall mean: (i) in the case of the Initial Units, Initial Shares and Initial Warrants, the period beginning on the date the certificates representing the Initial Units, Initial Shares and Initial Warrants are deposited with the Escrow Agent and ending on the earlier of (x) the date that is 180 days following the consummation of the initial business combination (as such term is defined in the Prospectus) and (y) the date the closing price of common stock of the Company equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period subsequent to the initial business combination, and (ii) in the case of the Private Placement Warrants, the period beginning on the date the certificates representing the Private Placement Warrants are deposited with the Escrow Agent and ending on the date of the consummation of the initial business combination. On the termination date of the Escrow Period, the Escrow Agent shall, upon written instructions from each Existing Holder, disburse such Existing Holder’s Escrow Securities to such Existing Holder; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof, that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Securities and; provided further, that if, after the Company consummates an initial business combination (as such term is defined in the Prospectus), it (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders of such entity having the right to exchange their shares of Common Stock for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Company, in a form reasonably acceptable to the Escrow Agent, that such transaction is then being consummated, release the Escrow Securities to the Existing Holders upon consummation of the transaction so that they can similarly participate; provided further, that in the event that the Existing Holders receive securities in exchange for their Escrow Securities, the Escrow Agent shall (a) reaccept such securities into escrow until the termination of the Escrow Period, or (b) upon receipt of written instructions from any Existing Holder in a form reasonably acceptable to the Escrow Agent, exchange the Escrow Securities for the new securities on behalf of such Existing Holder and hold such securities in escrow until the termination of the Escrow Period. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

     4. Rights of Existing Holders in Escrow Securities.
          4.1 Voting Rights as a Stockholder. Subject to the terms of their respective Insider Letters as described in Section 4.4 hereof and except as herein provided, the Existing Holders shall retain all of their rights as stockholders of the Company during the Escrow Period, including, without limitation, the right to vote such shares.
          4.2 Dividends and Other Distributions in Respect of the Escrow Securities. During the Escrow Period, all dividends payable in cash with respect to the Escrow Securities shall be paid to the Existing Holders, but all dividends payable in stock or other non-cash property (the “Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.
          4.3 Restrictions on Transfer. During the Escrow Period, the Existing Holders will not, without the prior written consent of Banc of America Securities LLC, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer, hedge or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) of the Exchange Act, or otherwise dispose of or transfer, or make any demand for, or exercise any right for the registration of any or all of the Escrow Securities except for transfers to Permitted Transferees; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and the Insider Letter signed by the Existing Holder transferring such Escrow Securities. “Permitted Transferees” means (i) immediate family members of the holder and trusts established by the holder for estate planning purposes and transferees by will or the laws of descent; (ii) KBW and current and former officers, directors, members and employees of KBW; (iii) affiliates of the holder; (iv) charitable organizations; (v) executive officers and directors of the Company; and (vi) transferees pursuant to a qualified domestic relations order. Even if such Escrow Securities are transferred in accordance with this Section 4.3, the Escrow Securities will remain subject to this Agreement and may only be released from escrow in accordance with Section 3 hereof.
          4.4 Insider Letters. Each of the Existing Holders has executed a letter agreement with the Underwriters and the Company, dated as indicated on Exhibit B hereto, and which is filed as an exhibit to the Registration Statement (collectively, the “Insider Letters”), respecting the rights and obligations of such Existing Holder in certain events, including but not limited to the liquidation of the Company and certain voting and transfer restrictions which will apply during the Escrow Period.
     5. Concerning the Escrow Agent.
          5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action it has taken or omitted in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

          5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable out-of-pocket counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.
          5.3 Compensation. The Escrow Agent shall be entitled to receive a one-time fee of $2,000 for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all reasonable out-of-pocket expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.
          5.4 Further Assurances. From time to time on and after the date hereof, the Company and the Existing Holders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.
          5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Escrow Securities held hereunder. In the event that the Company does not appoint a successor escrow agent within 90 days of receipt of the resignation notice from the Escrow Agent, the Escrow Agent may, upon written notice to the Company, submit an application to have the Escrow Securities deposited with the United States District Court for the Southern District of New York and upon such deposit, the Escrow Agent shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit.
          5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.
          5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.
     6. Miscellaneous.
          6.1 Governing Law; Venue. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflict of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties agree that any action brought by any party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.
          6.2 Third Party Beneficiaries. Each of the Existing Holders hereby acknowledge that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of Banc of America Securities LLC on behalf of the Underwriters.
          6.3 Entire Agreement. This Agreement and the Insider Letters as referenced herein contain the entire agreement of the Company and the Existing Holders with respect to the subject matter hereof, and this Agreement contains the entire agreement as it pertains to the Escrow Agent and the other parties hereto with respect to the subject matter hereof. Except as expressly provided herein, this Agreement may not be changed or modified except by an instrument in writing signed by all parties hereto.
          6.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation hereof.
          6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.
          6.6 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, by certified or registered mail, by private national courier service, return receipt requested, postage prepaid or by facsimile transmission. Such notice or communication shall be deemed given when so delivered personally, if mailed, two days after the date of mailing, if sent by private national courier service, one business day after being sent, or if sent by facsimile transmission, on the second business day after such facsimile is transmitted, in each case as follows:
If to the Company, to:
FIG Acquisition Corp.
787 Seventh Avenue
New York, NY 10019
Attn: Peter E. Roth
Facsimile: (212) 582-5346
If to an Existing Holder, to the address set forth in Exhibit A.
If to the Escrow Agent, to:
American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038
Attn: [•]
Facsimile: [•]
A copy of any notice sent hereunder shall be sent to:

Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Attn: Edward F. Petrosky, Esq.
          Samir. A. Gandhi, Esq.
          James O’Connor, Esq.
Facsimile: (212) 839-5599
and
Banc of America Securities LLC
9 West 57th Street
New York, NY 10019
Attn: Equity Capital Markets
Facsimile: (212) 933-2217
and
McDermott Will & Emery LLP
340 Madison Avenue
New York, NY 10173
Attn: Stephen E. Older, Esq.
          Joel L. Rubinstein, Esq.
Facsimile: (212) 547-5444
          The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.
          6.7 Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a business combination within the time period(s) specified in the Registration Statement.
          6.8 Counterparts. This Agreement may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute one instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.
          6.9 Waiver of Claims against Trust Account. The Escrow Agent hereby waives any and all right, title, interest or claim of any kind in or to any distribution of any property held in trust for the Company in the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date of this Agreement, by and between the Company and the Escrow Agent as trustee thereunder), and hereby agrees not to seek recourse, reimbursements, payment or satisfaction for any claim of any kind against the Trust Account for any reasons whatsoever.
          6.10 Registration Statement Consent. The Escrow Agent hereby consents to the inclusion of American Stock Transfer & Trust Company in the Registration Statement and other materials relating to the IPO.
          6.11 Termination. This Agreement shall terminate on the final distribution or destruction of all of the Escrow Securities in accordance with the terms of this Agreement.
[The Remainder of This Page Intentionally Left Blank.]

          IN WITNESS WHEREOF, the parties have duly executed this Stock Escrow Agreement as of the date first written above.

FIG ACQUISITION CORP.

By:
Name:
Title:

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

EXISTING STOCKHOLDERS:

KBW, Inc.

By:
Name:
Title:

Name:

Name:

Name:

EXHIBIT A

Number of
	Number of	Number of	Number of	Private
	Initial	Initial	Initial	Placement
Name and Address of Existing Holder:	Units	Shares	Warrants	Warrants
KBW, Inc.
787 Seventh Avenue
New York, NY 10019

[Employee Investors and Directors]

A-1

EXHIBIT B
FORM OF INSIDER LETTER

B-1

Schedule A
[List of Employee Investors]

Schedule A-1

Schedule B
[List of Independent Directors]

Schedule B-1